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                                                                   EXHIBIT 10.3

                                PROMISSORY NOTE

Amount of Principal:       $150,000.00
Date:                      September 30, 1997

         FOR VALUE RECEIVED, GENERAL CREDIT CORPORATION, a New York corporation with offices at 370 Lexington Avenue, Suite 2000, New York, New York 10017 (the "Company"), hereby promises to pay to the order of SUE YI, an individual currently residing at 223B Crescent Lane, Cliffside Park, New Jersey 07010, or a holder of this Note (the "Holder") the principal sum of $150,000.00 at the Holder's address or such other address as the Holder may provide for such purpose as follows:

1.       Basic Terms:

         (a) This Note (the "Note") shall bear interest at the rate of 10% per annum. Principal and interest shall be paid monthly commencing November 15, 1997 and each month thereafter on or before the 1st day of each and every succeeding month in 72 equal monthly payments of $2,778.87 (the "Monthly Payment"). There shall be no prepayment penalty under this Note.

         (b) In the event the check factoring service business located at 499 Seventh Avenue, North 704, New York, New York fails to gross an average of $1,800,000.00 per week for the six month commencing October 15, 1997 to April 14, 1998 (the "6-Month Minimum Weekly Average Sales Amount"), then the payments due under this Note shall be reduced proportionateley by the percentage of the shortage amount in relation to the 6-Month Minimum Weekly Average Sales Amount (the "Shortage Percentage").

         For the purpose of calculating the amount of reduction (the "Reduction Amount"), the Shortage Percentage shall be multiplied by $480,000 and the Reduction Amount shall be set off against the Company's payment obligation in the inverse order of its maturity under this Note and a promissory note issued by the Company to the order of DONG HYUN KANG. As a way of example, let's assume that the 6-Month Minimum Weekly Average Sales Amount is $1,7000,000. The difference between the 6-Month Minimum weekly Average Sales Amount and the actual weekly average sales amount is $100,000, which is 5.5% of the 6-Month Minimum Weekly Average Sales Amount. Then, the payments due under this Note and the promissory note issued to Dong Hyun Kang shall be reduced by 5.5% of $480,000, which is $26,400, which amount will be set off against the Company's payment obligations on the 72nd month, 71st month, 70th month and a partial set off on the 69th month.

         The above reduction in the Company's payment obligations, however, is specifically conditioned upon the following events:

                  (i) The Company shall operate a check factoring service business at 499 Seventh Avenue, North 704, New York, New York (the "Site") for a period covering from October 15, 1997 to March 15, 1998 and its business hours shall be from 9:30 a.m. to 6:30 p.m. from Monday through


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Friday; and

                  (ii) The Company shall at all times provide the business with a sufficient amount of capital during the said period in order that Dong Hyun Kang may purchase any and all checks he wishes to purchase on behalf of the Company;

                  (iii) Dong Hyun Kang shall have the full authority to conduct the day-to-day business at the Site, including the decision to purchase any checks offered for sale; and

                  (iv) The fee(s) collected by the Company for factoring a check shall not exceed the competitive market rate.

         In the event the Company fails to fully satisfy any of the above-mentioned four conditions, then for the purpose of this Note it shall be automatically presumed that the Holder has fully complied with the 6-Month Minimum Weekly Average Sales Amount requirement.

         For the purpose of calculating the Weekly Average Sales Amount, the following formula shall be used:

                           First, add the gross sales amount generated from the Site from October 15, 1997 to April 14, 1998.

                           Then, subtract from the gross sales the total amount of the bad debts generated from the Site during the same period, but excluding: (i) any and al losses arising out of due to theft or errors committed by the Company's employees; and (ii) any and all bad debts arising out of the checks dishonored by the paying bank 30 days or thereafter from the date the Holder purchases such check on behalf of the Company.

                           Then, divide the end figure by 26.

2.       Collateral:

         This Note is an unsecured, general obligation of the Company.

3.       Notices:

         Any demand or notice made or given by the Holder or the Company in connection herewith shall be made upon or given to the other party by registered or certified mail, return receipt requested; postage prepaid.

4.       Default:


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         In the event the Holder does not receive the full amount of the
Monthly Payment on or before 25th day of each month, then the Company shall be in default. In the event of such default, (i) the Company shall pay a late charge in the amount of 8% of the overdue amount; and (ii) Holder may declare the entire unpaid overdue amount; and (ii) Holder may declare the entire unpaid balance of this Note immediately due and payable (the "Accelerated Amount"), in which event, the Company shall immediately pay the full amount of the Accelerated Amount.

         The Company shall also be responsible to pay all costs, including attorney's fees, and expenses incurred by the Holder in enforcing his, her or its rights under this Note.

         In the event the Company's default occurs prior to March 15, 1998 and the Holder accelerates the Company's obligation under this Note, then any reduction in the Company's obligation under Section 1(b) of this Note shall not be applicable and the Holder shall be entitled to the full amount of the Accelerated Amount.

5.       Waivers and Consents:

         The Company and any guarantor, sureby or endorser, and all others who are, or who may become, liable for the payment hereof:

         (a) severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all of the notices in connection with te delivery, acceptance, performance, default or enforcements of the payment of this Note;

         (b) expressly consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof, from time to time, prior to or after the day that they become due, without notice, consent or consideration to any foregoing;

         (c) expressly agree to any substitution, exchange, addition or release of any party or person primarily or secondarily liable hereon;

         (d) expressly agree that the Holder shall not be required first to institute any suit or to exhaust his, her or its remedies against the undersigned or any other person or party liable hereunder in order to enforce the payment of this Note; and

         (e) expressly agree that, notwithstanding the occurrence of any of the foregoing, the Company shall be and remain directly and primarily liable for all sums due under this Note.

6.       Jurisdiction:

         In the event of any action or proceeding concerning this Note the Company hereby:

         (a) waives the right to a trial by jury, to the extent permitted by law; and


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         (b) consents to the jurisdiction of the courts of the State of New
York and of any Federal Court located in such state in connection with any such action or proceeding.

7.       Governing Law:

         This Note shall be governed by and construed according to the laws of the State of New York. No payment of interest or other sum construed to be interest or charges in the nature of interest shall exceed the highest lawful contract rate permissible under the laws of the State of New York. Therefore, this Note and all agreements between the Holder and the Company are limited so that in no contingency or event whatsoever, whether acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agree to be paid to the Holder for the use, forbearance, or dentetion of the money advanced hereunder exceed the highest lawful rate permissible under the laws of the State of New York. If, under any circumstances whatsoever, fulfillment of any provision hereof, at the time of performance of such provision shall be due, shall involve the payment of interest in excess of that authorized by New York law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if under any circumstances the Holder shall ever receive as interest an amount that would exceed the highest lawful rate, the amount that would be excessive shall be either applied to the reduction of the unpaid principal balance of the indebtedness, and the Holder shall not be subject to any penalty provided for the contracting for, charging, or receiving interest in excess of the maximum lawful rate regardless of when or the circumstances under which said refund or application was made.

         IN WITNESS WHEREOF, the Company has executed this instrument on September 30, 1997.

                                                     GENERAL CREDIT CORPORATION

                                                     By: /s/ Gerald Nimberg
                                                        ------------------------
                                                        Name:  Gerald Nimberg
                                                        Title:     President

[corporate seal]
Attest:

By: /s/ Greg Ronan
   --------------------